Exhibit 99.1

PLBY Group Reports First Quarter 2025 Financial Results

•Q1 Revenue of $28.9 Million,
•Net Loss of $9.0 Million, an Improvement of $7.4 Million
•Adjusted EBITDA of $2.4 Million, an Improvement of $5.0 Million

LOS ANGELES – May 15, 2025 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a global consumer lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced financial and operational results for the quarter ended March 31, 2025.

Comments from Ben Kohn, Chief Executive Officer and President of PLBY Group

“The business plan we have been executing on, transitioning to an asset-light business model underpinned by the licensing of the iconic Playboy brand, is starting to deliver positive results. Licensing revenue grew 175% Q1 year-over-year (“YoY”), as the Byborg licensing deal went into effect on January 1. Even without the benefit of Byborg, licensing still grew 54% YoY, primarily from the rebuilding of our China licensing business. Honey Birdette also performed well, despite a 13% YoY decline in total revenue, as we prioritize brand health and reduce days on sale. The decline in Honey Birdette revenue was solely related to cutting sale days and was offset by full price sales being up 8% YoY, which now represent 80% of Honey Birdette’s total sales, up from 65% a year ago. Honey Birdette’s gross margin expanded to 58% from 52% YoY. Primarily due to these results, we significantly reduced net loss and achieved our first positive adjusted EBITDA quarter since 2023, with adjusted EBITDA of $2.4 million, up almost $5 million from a loss of over $2.5 million in Q1 of 2024. The first quarter of 2025 was still burdened with approximately $1 million of costs, which we have now eliminated. On a proforma basis, adjusted EBITDA would have been $3.4 million without those costs.”

“Byborg is now operating Playboy’s subscription websites and television properties and is transitioning our creator platform. In Q1, we generated $5 million in guaranteed royalties from this new strategic partnership, which will deliver at least $20 million each year for the next 15 years. We also incurred $3.8 million in nonrecurring transition expenses and expect an additional $1.2 million by the end of May. After that, Byborg will reimburse any remaining legacy digital business costs. In addition, we expect $20 million in payments from Byborg by July 1, consisting of the minimum guarantee for the last two quarters of 2025 and a security deposit for the last six months of the deal term.”
“Licensing once again is emerging as a growth engine, and our pipeline remains strong. We are actively pursuing new licensing opportunities, particularly in land-based entertainment and gaming. This includes developing a Playboy-branded membership club in the United States, a significant focus area for us moving forward.”

“The relaunch of Playboy magazine in February was met with great enthusiasm, with copies online selling out, and sell-through of most of the copies at newsstands. Given this success, we plan to release a second issue of Playboy this year, in which we plan to feature 12 Playmates and more great storytelling and journalism. Looking ahead to 2026, we expect to publish four issues, creating even more excitement for the brand. With our return to print, we are developing new revenue streams associated with the magazine’s content including paid voting, events, special editions, calendars and new content series both for traditional and digital consumption. We believe these initiatives could contribute meaningfully to the Company in the long-term.”

“Overall, the first quarter of 2025 demonstrated tangible progress against our goals. We grew revenue, improved margins, and achieved our first quarter of positive adjusted EBITDA since 2023. We are also well on our way to reducing our overhead, and we will continue to reduce corporate expenses as we simplify our business and move to our previously disclosed targets, which we expect should further improve adjusted EBITDA. With the shift to an asset-light, licensing-focused model taking shape, we are now better positioned to strengthen the brand and drive growth. I am encouraged by our progress and excited about the highly visible and profitable revenue streams with meaningful upside we are building.”

First Quarter 2025 Results

Total revenue was $28.9 million, compared to $28.3 million in Q1 2024, reflecting a year-over-year increase of $0.6 million, or 2%. The increase in revenue was due to a 175% increase in licensing revenue, partially offset by the absence in digital subscriptions, TV and cable programming revenue that the Company no longer operates, as well as a modest decline in Honey Birdette revenue as the Company focuses on increasing full-price sales.

Licensing revenue was $11.4 million, compared to $4.1 million in Q1 2024, reflecting a YoY increase of $7.2 million, or 175%. The increase was attributable to $5.0 million minimum guaranteed royalties received from Byborg and China licensing agreements signed in Q2 2024. The Company’s prior Digital Subscriptions and Content reportable segment was recast upon the transition of its operations into a licensing model under the Byborg license agreement, and the prior year’s “Digital Subscriptions and Content” results were recast under “All Other” in the Company’s financial statements.

Direct-to-consumer revenue was $16.3 million, down 13% from the $18.7 million in Q1 2024. The decrease in revenue was due to lower promotional activity in Q1 2025 for the Honey Birdette business.

Total operating expenses were $35.1 million, a decrease of 6% from $37.2 million in Q1 2024.

Net loss was $9.0 million, or $0.10 per diluted share, compared to a net loss of $16.4 million, or $0.23 per diluted share, in Q1 2024.

Adjusted EBITDA was $2.4 million, compared to an adjusted EBITDA loss of $2.5 million in Q1 2024.

Balance Sheet

As of March 31, 2025, PLBY Group had $23.7 million in cash and cash equivalents and total long-term debt of $155.1 million.

Webcast Details

The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the first quarter 2025 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors.

Annual Meeting of Stockholders on June 16, 2025

The Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Monday, June 16, 2025 at 1:00 p.m. Eastern Time. The proposals to be voted on at the Annual Meeting, including the election of directors, are set forth in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025. Stockholders will be able to attend the Annual Meeting via a live audio webcast by visiting http://www.virtualshareholdermeeting.com/PLBY2025 and logging on to the webcast with their 16-digit control number included on their Notice of Internet Availability or their proxy card (if they received a paper copy of the proxy materials) or an email if one was sent to them to obtain their records and to vote.

The record date for determining stockholder eligibility to vote at the Annual Meeting is the close of business on April 21, 2025. Proxies submitted in advance of the Annual Meeting will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted need not take any action. Stockholders may cast their votes by visiting http://www.proxyvote.com or by calling 1-800-690-6903 before June 16, 2025, or going to http://www.virtualshareholdermeeting.com/PLBY2025 during the Annual Meeting.

The Company’s Board of Directors unanimously recommends that stockholders vote “FOR” both the election of both director nominees and all proposals. The Company encourages all stockholders of record as of the close of business on April 21, 2025 who have not yet voted to do so by June 15, 2025 at 11:59 p.m. Eastern Time.

Additional Annual Meeting Information and Where to Find It:

In connection with the Annual Meeting, the Company filed relevant materials with the SEC, including its definitive proxy statement on Schedule 14A (the “Proxy Statement”). This press release is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders are able to obtain the Company’s filings with the SEC free of charge at the SEC’s website: http://www.sec.gov.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure—builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Net revenues	$28,875	$28,319
Costs and expenses:
Cost of sales	(9,053)	(12,507)
Selling and administrative expenses	(25,397)	(22,012)
Impairments	(301)	(2,417)
Other operating expense, net	(384)	(300)
Total costs and expenses	(35,135)	(37,236)
Operating loss	(6,260)	(8,917)
Nonoperating (expense) income:
Interest expense, net	(1,888)	(6,427)
Other income (expense), net	202	(50)
Total nonoperating expense	(1,686)	(6,477)
Loss before income taxes	(7,946)	(15,394)
Expense from income taxes	(1,095)	(1,053)
Net loss	(9,041)	(16,447)
Net loss attributable to PLBY Group, Inc.	$(9,041)	$(16,447)
Net loss per share, basic and diluted	$(0.10)	$(0.23)
Weighted-average shares used in computing net loss per share, basic and diluted	92,653,367	72,677,664

EBITDA Reconciliation
This release presents the financial measure earnings (net income or loss) before interest, income tax expense or benefit, and depreciation and amortization (“EBITDA”) . “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities, non-recurring non-cash impairments and asset write-downs, we typically adjust for non-operating expenses and income, such as nonrecurring special projects, including related consulting expenses, transition expenses, nonrecurring gain or loss on the sale of assets, expenses associated with financing activities, and reorganization and severance expenses that result from the elimination or rightsizing of specific business activities or operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA:

GAAP Net Loss to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(9,041)	$(16,447)
Adjusted for:
Interest expense	1,888	6,427
Expense from income taxes	1,095	1,053
Depreciation and amortization	804	1,800
EBITDA	(5,254)	(7,167)
Adjusted for:
Transition expenses	3,830	—
Severance	2,271	30
Stock-based compensation	687	1,834
Impairments	301	2,417
Adjustments	542	337
Adjusted EBITDA	$2,377	$(2,549)